Exhibit 10.1

STOCK PURCHASE AND
REORGANIZATION AGREEMENT

This Stock Purchase and Reorganization Agreement (hereinafter the "Agreement") is made and entered into as of April 30, 2009, by and among Ford-Spoleti Holdings, Inc., a Nevada corporation ("FSH"), Eagle Environmental Technology, Inc. (“Seller”) and Eagle Oil Holding Company, a Nevada corporation (“Eagle Oil”).

AGREEMENT

In consideration of the terms hereof, the parties hereto agree as follows:

ARTICLE I - PURCHASE AND SALE OF STOCK

1.1           Purchase and Sale of Stock

Subject to the terms and conditions hereof, on the Closing Date (as defined below), Seller shall sell, convey, transfer, assign and deliver to FSH, and FSH shall purchase from the Seller, all of the issued and outstanding common shares of Eagle Oil, par value $0.001 (the “Eagle Oil Stock”).

1.2           The Closing

The closing of this Agreement (the “Closing”) shall occur on April 30, 2009 (the “Closing Date”) at such time and location as the parties hereto shall agree.

1.3           Deliveries at the Closing

On the Closing Date in order to effectuate the transfer of the Eagle Oil Stock:

(a)  The Seller shall deliver to FSH certificates representing all of the Eagle Oil Stock, free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever (“Encumbrance”), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

(b) FSH shall deliver the consideration of the Purchase Price as set forth in Section 1.4 below.

(c) FSH, the Seller and Eagle Oil shall each deliver all documents, certificates, agreements and instruments required to be delivered pursuant to Articles IV and V; and

(d)  All instruments and documents executed and delivered to any party pursuant hereto shall be in a form and substance, and shall be executed in a manner, reasonably satisfactory to the receiving party.

1.4           Purchase Price

Subject to the terms and conditions of this Agreement, the total purchase price for the Eagle Oil Stock (the “Purchase Price”) shall be 28,650,000 shares of FSH common stock, $0.001 par value (the “Consideration Shares”), provided that, in the event that the number of shares of FSH common stock outstanding immediately before the Closing shall exceed such number set forth in Section III(m) below by more than five percent (5%) (the “Outstanding Share Threshold”), the number of Consideration Shares shall be increased by nine (9) shares for each one (1) share that the actual number of shares of FSH common stock exceeds the Outstanding Share Threshold.

1.5           Assistance in Consummation of the Purchase and Sale of  Stock

FSH, the Seller and Eagle Oil shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the purchase and sale of the Eagle Oil Stock and the other transactions contemplated herein as soon as possible in accordance with the terms and conditions of this Agreement.

ARTICLE II - REPRESENTATIONS AND WARRANTIES
OF SELLER AND EAGLE OIL

Seller and Eagle Oil jointly and severally represent and warrant to FSH, as of the date of this Agreement and as of the Closing, all as follows in this Article II:

(a)           Seller is the sole and registered owner of all of the issued and outstanding shares of Eagle Oil.  Seller has good title thereto, free and clear of any Encumbrance.

(b)           Immediately prior to the  Closing, the outstanding capitalization of Eagle Oil shall consist of 1,000 shares of Eagle Oil Common Stock. The shares of Eagle Oil Common Stock are free from claims, liens, or other encumbrances, and at the Closing Date Seller will have good title and the unqualified right to transfer and dispose of such shares Eagle Oil Common Stock.

(c)           Eagle Oil has no outstanding or authorized capital stock, warrants, options or convertible securities.

(d)           The Eagle Oil financial statements for the period from its inception through April 15, 2009 (the “Eagle Oil Financial Statements”) are true and accurate, in accordance with the books and records of Eagle Oil, and present fairly in all material respects the financial position and results of operations of Eagle Oil as of the times and for the periods referred to therein, in each case in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied (“GAAP”).  All of the financial books and records of Eagle Oil have been made available to FSH, and such books and records completely and fairly record in all material respects FSH’s financial affairs, which would normally be recorded in financial books and records. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Eagle Oil Financial Statements or in any exhibit thereto or notes thereto other than liabilities, contracts or obligations incurred in the ordinary course of business; and no such liabilities, contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Eagle Oil as reflected in the Eagle Oil Financial Statements. Eagle Oil has good title to all assets shown on the Eagle Oil Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

(e)           Since the date of the Eagle Oil Financial Statements, there have not been any material adverse changes in the financial position of Eagle Oil except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Eagle Oil.

(f)           Eagle Oil is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Eagle Oil Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Eagle Oil.

(g)           Eagle Oil is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Eagle Oil.

(h)           Eagle Oil has (or, by the Closing Date, will have) filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

(i)           Eagle Oil has not materially breached any material agreement to which it is a party. Eagle Oil has previously given FSH copies or access thereto of all material contracts, commitments and/or agreements to which Eagle Oil is a party including all relationships or dealings with related parties or affiliates.

(j)           Eagle Oil has no subsidiaries.

(k)           Eagle Oil has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of FSH prior to the Closing Date, during reasonable business hours and on reasonable notice.

(l)           The execution of this Agreement does not materially violate or breach any material agreement or contract to which Eagle Oil is a party and has been duly authorized by all appropriate and necessary corporate action under other applicable law and Eagle Oil, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Eagle Oil is a party.

(m)           All disclosure information provided by Eagle Oil which is to be set forth in disclosure documents of FSH or otherwise delivered to FSH by Eagle Oil for use in connection with the transaction described herein is true, complete and accurate in all material respects.

ARTICLE III - REPRESENTATIONS AND WARRANTIES
OF FSH.

Except as is otherwise described in the applicable Schedules, FSH represents and warrants to the Seller, as of the date of this Agreement and as of the Closing, all as follows in this Article III:

(a)  As of the Closing Date, the Consideration Stock, to be issued and delivered to the seller hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of FSH common stock, fully-paid and non-assessable.

(b)           FSH has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors of FSH.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which FSH is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to FSH or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of FSH.

(c)           FSH has delivered to Seller a true and complete copy of FSH’s Form 10 and Form 10/A for the periods ending April 30, 2007 and April 30, 2008, respectively  and Form 10-Q for the three months ended January 31, 2009 (the "FSH Financial Statements").  The FSH Financial Statements are complete, accurate and fairly present the financial condition of CaseyCorp as of the dates thereof and the results of its operations for the periods then ended.  There are no liabilities or obligations either fixed or contingent not reflected therein.  The FSH Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of FSH as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

(d)           Since January 31, 2009, there have not been any material adverse changes in the financial condition of CaseyCorp.

(e)           FSH is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the FSH Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, against or affecting FSH, its management or its properties. FSH has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it.

(f)            FSH is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

(g)           FSH has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on FSH, and has paid or made adequate provision in the FSH Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. FSH is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

Each such tax return or report is correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates.  Up to and including the Closing Date, no claim has been made against FSH by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. FSH has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against FSH in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

(h)           There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of FSH, except as contemplated in this Agreement and there exist no liens or other securities interests in any assets of FSH.

(i)            The corporate financial records, minute books, and other documents and records of FSH have been made available to FSH prior to the Closing, shall be delivered to new management of FSH at Closing and are correct and accurate in all material respects and reflect all decisions made by the Board of Directors and the shareholders of FSH.

(j)             FSH has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that FSH has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound.  The execution and performance hereof will not violate any provisions of applicable law or any agreement to which FSH is subject. FSH hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to FSH all relationships or dealings with related parties or affiliates.

           (k)                FSH common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "FSPL" and there are no stop orders in effect or contemplated with respect thereto and no facts exist which may give rise there. CaseyCorp has filed all reports required to be filed by FSH pursuant to the Securities Act of 1934, as amended. FSH has not been informed, and has no reason to believe, that its common stock will be delisted or suspended by FINRA. FSH has fully complied will all applicable securities laws and regulations and is not in default of any of its obligations thereunder.

(l)            All information regarding FSH which has been provided to Seller or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. FSH has provided to Seller all material information regarding FSH.

(m)          Immediately prior to the  Closing, the outstanding capitalization of FSH shall consist of no more than 3,350,000 shares of common stock.

(n)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to FSH, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which FSH is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of FSH or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of FSH.

(o)           FSH does not have any agreements of any nature to acquire, directly or indirectly, any shares of capital stock, or other equity or ownership interest in, any person, firm or corporation, or its assets.

(p)           There is no requirement to make any filing, give any notice to or obtain any license, permit, certificate, regulation, authorization, consent or approval of, any governmental or regulatory authorities as a condition to the lawful consummation of the transactions contemplated by this Agreement except for the filings, notifications, consents and approvals described in this Agreement.

(q)           As of the Closing, FSH’s liabilities will not exceed $1,000; and

(r)            All disclosure information provided by FSH which was delivered to Eagle Oil for use in connection with the transaction described herein is true, complete and accurate in all material respects.

ARTICLE IV
CONDITIONS PRECEDENT

4.1           Conditions Precedent to the Obligations of Eagle Oil.

All obligations of Eagle Oil under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

(a)            The representations and warranties by or on behalf of FSH contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

(b)           FSH shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c)            On or before the Closing Date, FSH shall have delivered to Eagle Oil certified copies of resolutions of the board of directors of FSH approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable CaseyCorp to comply with the terms of this Agreement including the election of Eagle Oil s nominee to the Board of Directors of FSH and all matters outlined herein.

(d)           As of the Closing, Ann Ford Spoleti shall have resigned in writing from all positions as directors and officers of FSH upon the election and appointment of the Eagle Oil’s nominees.

(e)           At the Closing, all instruments and documents delivered to Seller and pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Seller.

(f)            The shares of restricted Consideration Stock to be issued to the Seller will be duly authorized, validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

(g)           FSH shall have no more than $450,000 in debt, which debt shall be assignable.

4.2           Conditions Precedent to the Obligations of FSH.

All obligations of FSH under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           The representations and warranties by Eagle Oil and the Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

(b)           Seller shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

4.3           Nature and Survival of Representations.

All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

ARTICLE V
DOCUMENTS DELIVERED AT CLOSING

5.1           Documents at Closing.

At the Closing, the following documents shall be delivered:

(a) Eagle Oil will deliver, or will cause to be delivered, to FSH the following:

(i)  a certificate executed by the President and Secretary of Eagle Oil to the effect that all representations and warranties made by Eagle Oil under this Agreement are true and correct as of the Closing, the same as though originally given to FSH on said date;

(ii)  a certificate from the jurisdiction of incorporation of Eagle Oil dated at or about the Closing to the effect that Eagle Oil is in good standing under the laws of said jurisdiction;

(iii)  such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(iv)  certified copies of resolutions adopted by the directors of Eagle Oil authorizing this transaction; and

(v)  all other items, the delivery of which is a condition precedent to the obligations of Eagle Oil as set forth herein.

(b) FSH will deliver or cause to be delivered to Seller:

(i)  stock certificates representing the Consideration Shares to be issued as the Purchase Price;

(ii)  a certificate of the President of FSH, to the effect that all representations and warranties of FSH made under this Agreement are true and correct as of the Closing, the same as though originally given to Seller on said date;

(iii)  certified copies of resolutions adopted by FSH’s board of directors authorizing the transaction contemplated hereunder and all related matters described herein;

(iv)  certificate from the jurisdiction of incorporation of FSH dated at or about the Closing Date that FSH is in good standing under the laws of said state;

(v)  such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(vi)  resignation of Ann Ford Spoleti as officer and director of FSH and appointment of new officers and directors as directed by Seller; and

(vii)  all corporate and financial records of FSH shall be delivered to Seller.

ARTICLE VI
INDEMNIFICATION

6.1           Indemnification.

For a period of one year from the Closing, FSH agrees to indemnify and hold harmless Eagle Oil and the Seller, and Eagle Oil and Seller agree to indemnify and hold harmless FSH and FHS’s pre-Closing stockholders, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

ARTICLE VII
COVENANTS

7.1           Tax Free Reorganization.

It is intended by the parties that the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

7.2           Finders Fee.

In the event that any broker or finder is entitled to be paid a fee in connection with the transactions contemplated by this Agreement, any such fee shall be paid after the Closing and shall not be deemed to be a liability of the FSH prior to the Closing

ARTICLE VIII
MISCELLANEOUS

8.1           Specific Performance.

Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance or other equitable relief shall be brought and determined in the appropriate federal or state court in the State of New York located in New York City and in no other forum. The Parties hereby irrevocably submit to the jurisdiction of any such New York state court or federal court in connection with such claim for a specific performance or other equitable relief.

8.2           Miscellaneous.

(a)  Public Announcement.  Until the Closing, FSH shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of Eagle Oil except, as determined by FSH, to be required by law.

(b)  Further Assurances.  At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(c)  Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(d)  Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(e)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses:

To FSH:

To Eagle Oil:

To Seller:

(f)  Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)  Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(i)  Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(j)  Entire Agreement.  This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(k)  Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Ford-Spoleti Holdings, Inc.

By: /s/ Ann Ford Spoleti
Title: President

Eagle Oil Holding Company

By: /s/ Brian Wilmot
Title: President

Eagle Environmental Technology, Inc

By: /s/ Brian Wilmot
Title: President